CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 2000 included in this Form 11-K into National Service Industries, Inc.'s previously filed Registration Statement covering the Lithonia Lighting Profit Sharing and Retirement Plan for Salaried Employees.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 22, 2001